EXHIBIT 99



                              FOR IMMEDIATE RELEASE
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                                                        Contact: Dwight V. Neese
                                                                       President
                                                            203 West Main Street
                                                            Union, SC 29379-0866
                                                                  (864) 429-1863



                        UNION FINANCIAL BANCSHARES, INC.
                COMPLETES CONVERSION OF PROVIDENT COMMUNITY BANK
                            TO NATIONAL BANK CHARTER

UNION, SOUTH CAROLINA - July 28, 2003; Union Financial Bancshares, Inc. (NASDAQ:
UFBS) announced today that effective, July 26, 2003, Provident Community Bank, its main operating subsidiary, completed its previously announced conversion from a federal savings bank to a national bank. The Bank, which adopted the name "Provident Community Bank, National Association" in connection with the charter conversion, will be regulated by the Office of the Comptroller of the Currency. In addition, Union Financial Bancshares, Inc. became a bank holding company, subject to regulation by the Federal Reserve Board. Although Provident Community Bank will have a new charter, the Company does not anticipate any significant financial or regulatory impact or affect on Provident Community Bank's current activities.

At March 31, 2003, Union Financial Bancshares, Inc. had $344.8 million in total assets and total stockholders' equity of $27.9 million. Union Financial Bancshares, Inc. owns Provident Community Bank, National Association, which operates seven banking locations in the upstate of South Carolina. For additional information, visit the bank's web site at www.provcombank.com.
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